Exhibit 99.1

Pineapple Inc. Updates Shareholders on Recent Developments in 2024

Company elects to file Form 15 amidst prior auditor being reprimanded by regulatory agency for matters unrelated to the Company

LOS ANGELES, CA – May 8, 2024 – Pineapple, Inc. (OTC: PNPL) (the “Company,” “Pineapple” or “PNPL”), a publicly traded company, today announced its filing of a Form 15 with Securities and Exchange Commission on May 7, 2024, in order to voluntarily terminate the Company’s duty to file reports. On May 3, 2024, the Company identified an issue with the 2022 audit firm, BF Borgers, who provided that year’s audit preparation of its financials. The Company worked with a partner at that firm, Brian Rusywick, who was not named in any disciplinary actions. In early 2023, the Company transitioned with Mr. Rusywick to his new auditing firm, Reliant APC.

According to the SEC’s statement on the matter, “In terms of reports that need to be filed under the Securities Exchange Act of 1934, companies cannot include audit reports by BF Borgers for Form 10-Ks on or after May 3, the date of the commission’s order that institutes the permanent bar. This also applies to Form 10-Qs for quarterly reports and Form 20-Fs, which are filed by foreign private issuers.

The statement notes that Exchange Act reports filed before May 3 do not need to be revised because of the commission’s order. “However, issuers should consider whether their filings may need to be amended to address any reporting deficiencies arising from the BF Borgers engagement,” the staff said.

Based on the SEC’s guidance to companies effected by the matter, instead of filing reports with the SEC, the Company has chosen to follow the OTC Markets Alternative Reporting standard. This will allow for public quotations of the Company’s common stock to continue indefinitely as long as the Company remains current in those quarterly and annual filings. Alternative reporting shall continue until the Company is ready to file its 2023 and 2024 financial audits with a new PCAOB registered firm and included within a new Form 10 filing with the SEC.

Chairman of Pineapple, Inc., Matthew Feinstein commented, “We are following the advice of counsel and proceeding in an abundance of caution given the circumstances we were put in by this troubled audit firm. We look forward to providing financial transparency to our shareholder base through financial alternative reporting filed with OTC Markets during this time and also filing to become an SEC reporting company again, next year.”

About Pineapple, Inc.

Pineapple, Inc. (the “Company” or “Pineapple”) is based in Los Angeles, California. The Company procures and leases properties to licensed cannabis operators and through its wholly owned subsidiary, Pineapple Wellness, inc., provides nationwide hemp-derived CBD sales via online (Pineapplewellness.com) and in-store transactions at Pineapple’s flagship CBD retail location near Beverly Hills,, CA. Through another subsidiary, Pineapple Express Consulting Inc., it also offers cannabis business licensing and consulting services. The Company’s executive team blends enterprise-level corporate expertise with decades of combined experience operating in the tightly-regulated cannabis industry.

Forward-Looking Statements:

This release contains “forward-looking statements”. Forward-looking statements also may be included in other publicly available documents issued by PNPL and in oral statements made by our officers and representatives from time to time. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. They can be identified by the use of words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “would,” “could,” “will” and other words of similar meaning in connection with a discussion of future operating or financial performance.

Examples of forward-looking statements include, among others, statements relating to future sales, earnings, cash flows, results of operations, uses of cash and other measures of financial performance.

Because forward-looking statements relate to the future, they are subject to inherent risks, uncertainties and other factors that may cause PNPL’s actual results and financial condition to differ materially from those expressed or implied in the forward-looking statements. Such risks, uncertainties and other factors include, among others such as, but not limited to economic conditions, changes in the laws or regulations, demand for PNPL’s products and services, the effects of competition and other factors that could cause actual results to differ materially from those projected or represented in the forward-looking statements. Any forward-looking information provided in this release should be considered with these factors in mind. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Forms 10-Q and Current Reports on Form 8-K, which are available on the Securities and Exchange Commission’s website at sec.gov. We assume no obligation to update any forward-looking statements contained in this press release.

Company Contact:

Matthew Feinstein, Director

Pineapple, Inc.

Office: 877-310-PNPL